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                                                           Exhibit A

                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Audible, Inc. and that this Agreement be filed as an Exhibit to such statement on Schedule 13D.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement effective as of the 12th day of August, 2003.


              RANDOM HOUSE, INC.


              By:   /s/ Richard Sarnoff
                 ------------------------------------------------
                    Name:  Richard Sarnoff
                    Title: EVP, Corporate Development


              RANDOM HOUSE VENTURES L.L.C.


              By:  /s/ Richard Sarnoff
                 ------------------------------------------------
                    Name:  Richard Sarnoff
                    Title: President


              BERTELSMANN MULTIMEDIA, INC.


              By:  /s/ Robert Sorrentino
                   ---------------------------------------------
                    Name:  Robert Sorrentino
                   Title:  President